                                                                  EXHIBIT 1.1

                                4,000,000 Shares

                               BE AEROSPACE, INC.

                     Common Stock (par value $.01 per share)

                             UNDERWRITING AGREEMENT

___________, 1996

                                                            _____________, 1996

Morgan Stanley & Co.
  Incorporated
CS First Boston Corporation
PaineWebber Incorporated
c/o Morgan Stanley & Co.
    Incorporated
    1585 Broadway
    New York, New York  10036

Ladies and Gentlemen:

         BE Aerospace, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") 4,000,000 shares of its Common Stock, par value $.01 (the "Firm Shares").

         The Company and certain shareholders of the Company (the "Selling Shareholders") named in Schedule III hereto also propose to issue and sell to the several Underwriters not more than an additional 600,000 shares of the Company's Common Stock, par value $.01 (the "Additional Shares"), if and to the extent that you shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 4 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock, par value $.01, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Shareholders are hereinafter collectively referred to as the "Sellers."

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-16235), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the exhibits thereto, the documents incorporated by reference therein and the exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), together with any registration statement the Company may file pursuant to Rule 462(b) under the Securities Act, which would become effective upon filing with the Commission (a "Rule 462(b) Registration Statement"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares, including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein, is hereinafter referred to as the "Prospectus."

         1. Representation and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together with the other information in the Prospectus, do not and will not, on the date hereof and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) The accountants who have audited certain financial statements and related notes included in the Registration Statement and the Prospectus are independent public accountants as required by the provisions of the Securities Act and the rules and regulations of the Commission thereunder.

                  (e) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis for the periods specified, subject, in the case of unaudited financial statements of the Company, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The selected financial data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus.

                  (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (g) The Company's only subsidiaries (either direct or indirect) are: BEA Aerospace International Ltd., a company incorporated under the laws of Barbados ("BEA International"), Flight Equipment Engineering Limited, a company incorporated under the Companies Act (United Kingdom) ("FEEL"), BE Aerospace (U.K) Limited, a company incorporated under the Companies Act (United Kingdom) ("BEA UK"), Fort Hill Aircraft Holdings Limited, a company incorporated under the Companies Act (United Kingdom) ("Fort Hill"), AFI Holdings Limited, a company incorporated under the Companies Act (United Kingdom) ("AFI"), Aircraft Furnishing Limited, a company incorporated under the Companies Act (United Kingdom) ("AFL"), BE Aerospace (Services) Limited, a company incorporated under the Companies Act (United Kingdom), BE Aerospace (U.S.A.), Inc., a Delaware corporation ("BEA USA"), BE Aerospace (Netherlands) B.V., a company incorporated under the laws of the Netherlands ("BEA Netherlands"), Royal Inventum, B.V., a company incorporated under the laws of the Netherlands ("Royal Inventum"), Nordskog Industries, Inc., a California corporation ("Nordskog"),

         Acurex Corporation, a Delaware corporation ("Acurex"), and BE Aerospace (France) S.A.R.L., a company incorporated under the laws of France ("BEA France") (each individually, a "Subsidiary" and collectively, the "Subsidiaries"). The Company has no significant subsidiaries (as defined in Rule 1.02 of the Commission's Regulation S-X), other than Acurex, FEEL and Royal Inventum. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued or created and are fully paid and non-assessable and, other than in the case of BEA France, director's qualifying shares, and five shares owned by The K.A.D. Companies, Inc., an investment, venture capital and consulting firm owned by Amin J. Khoury, the Chief Executive Officer of the Company, are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except that (1) 65% of the issued and outstanding Ordinary Shares of FEEL are pledged to The Chase Manhattan Bank (National Association) ("Chase") under the Amended Bank Credit Agreement dated as of January 24, 1996 (the "Amended Bank Credit Agreement"), (2) 65% of the issued and outstanding capital stock of BEA Netherlands is pledged to Chase under the Amended Bank Credit Agreement, (3) the outstanding capital stock of each of BEA USA and Acurex is pledged to Chase under the Amended Bank Credit Agreement and
         (4) the outstanding capital stock of each of CNC and BEA UK is charged to Barclays Bank PLC pursuant to a debenture over the assets of FEEL dated November 19, 1992. The Company does not, directly or indirectly, own any equity or long term debt securities of any corporation, firm, partnership, joint venture or other entity, other than the stock of its Subsidiaries, a note from Acurex in the principal amount of $6,950,000, a note from FEEL in the principal amount of (pound)69,541 and a note from BEA Netherlands in the principal amount of Dfls. 49,385,000.

                  (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (i) The Company had, at the date indicated in the Prospectus, a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization."

                  (j) The shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock of the Company, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Prospectus.

                  (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (l) This Agreement has been duly authorized, executed and delivered by the Company.

                  (m) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement and the compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which they may be bound or to which any of their respective properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties.

                  (n) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than the securities or "blue sky" laws of the various states), is required for the execution, delivery or performance by the Company of this Agreement, or for the consummation by the Company of the transactions contemplated in this Agreement except such of the foregoing as will be obtained prior to the Closing Date.

                  (o) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change, or any development involving a prospective change, in the condition, (financial or otherwise), or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                  (p) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, in their capacity as such, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or any Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (q) The Company and each of the Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (r) The Company and each of the Subsidiaries owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations, including, without limitation, any licenses, permits, certificates, consents, orders, approvals and other authorizations required to be obtained from the Federal Aviation Administration, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (s) The Company and each of the Subsidiaries owns or possesses adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (t) To the best knowledge of the Company, no labor problem exists with its employees or with the employees of any Subsidiary or is imminent that could adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (u) Neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

                  (v) The Shares have been approved for quotation on the Nasdaq National Market System ("Nasdaq") by the National Association of Securities Dealers, Inc.

                  (w) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the period ended July 28, 1991 have been settled and no assessment in connection therewith has been made against the Company. The Company and the Subsidiaries each has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (x) The Company and the Subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any subsidiary has made, any payment of the Company's funds or any subsidiary's funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Prospectus or Registration Statement.

                  (y) Except for John F. Branham pursuant to an agreement relating to the sale and purchase of the business and undertaking of JFB Engineering Company Limited by and between Mr. John F. Branham, JFB Engineering Company Limited, FEEL and the Company dated April 3, 1992, there are no holders of securities of the Company who have the right to require the Company to register securities held by them under the Securities Act and such registration rights of Mr. Branham will not be triggered by the transactions contemplated by this Agreement.

                  (z) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                  (aa) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (ab) Except as disclosed in the Prospectus and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the Subsidiaries and (D) there are no circumstances with respect to any property or operations of the Company or any Subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any Subsidiary.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

         2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                  (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Irrevocable Power of Attorney and Custody Agreement signed by such Selling Shareholder, the Company, as Custodian, and _____________, relating to the deposit of the Options (as hereinafter defined) and, upon exercise of the Options, the deposit of the Shares to be sold by such Selling Shareholder with the Custodian and appointing ____________ as such Selling Shareholder's attorney-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Irrevocable Power of Attorney and Custody Agreement"), will not contravene any provision of applicable law or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Irrevocable Power of Attorney and Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) Each of the Selling Shareholders has, and on the Option Closing Date (as hereinafter defined) will have, valid and marketable title, free and clear of all security interests, claims, liens, equities and other encumbrances, to options (the "Options") which are exercisable into no less than the number of shares of Common Stock set forth next to such Selling Shareholder's name in Schedule III hereto (such shares of Common Stock constituting the Shares to be sold by such Selling Shareholder pursuant to this Agreement) and on the Option Closing Date such Selling Shareholder will, upon exercise of the Options on the Option Closing Date, have valid and marketable title, free and clear of all security interests, claims, liens, equities and other encumbrances, to such Shares, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Irrevocable Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

                  (d) At the Option Closing Date, the Shares to be sold by such Selling Shareholder pursuant to this Agreement will have been duly authorized and will be validly issued, fully paid and non-assessable.

                  (e) The Irrevocable Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (f) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  (g) All information furnished to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement and Prospectus is, and on the Closing Date (as hereinafter defined) will be, true, correct and complete, and does not, and on the Closing Date will not, contain any untrue statement of material fact or omit to state any material fact necessary to make such information not misleading.

                  (h) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock (provided that such Selling Shareholder does not make any representation as to any actions that may be taken by any Underwriter); and such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any preliminary prospectus supplement filed with the Commission or the Prospectus or other material permitted by the Securities Act.

                  (i) Such Selling Shareholder has no direct or indirect association or affiliation with any National Association of Securities Dealers, Inc. members and has had no arrangements, dealings or affiliation with, and is not aware of any information relating to underwriting compensation payable to or for the benefit of, any member of the National Association of Securities Dealers, Inc., person associated with a member or any Underwriter, relating to the offering of Shares that has not been disclosed in the Registration Statement.

         3. Certificates. Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         4. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite their names at $____ a share -- the purchase price.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 600,000 Additional Shares at the purchase price. Additional Shares may be purchased from the Company and the Selling Shareholders (in such amounts as are set forth in Schedule III hereto) and as provided in Section 6 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. If any Additional Shares are to be purchased, such Additional Shares shall first be purchased from the Selling Shareholders on a pro rata basis (based upon the aggregate number of Additional Shares that may be purchased from the Selling Shareholders) until all such Additional Shares to be sold by the Selling Shareholders, as set forth in Schedule III hereto, have been purchased, and the remaining Additional Shares, if any, shall be purchased from the Company.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise for a period of 90 days after the date of the Prospectus, other than
(i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Prospectus or (iii) the issuance by the Company of shares of Common Stock or options pursuant to stock option or employee benefit plans of the Company as such plans are in effect on the date of the Prospectus.

         5. Terms of Public Offering. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers have been further advised by you that the Shares are to be offered to the public initially at $____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $____ a share, to any Underwriter or to certain other dealers.

         6. Payment and Delivery. Payment for the Firm Shares shall be made by wire transfer in immediately available funds to the Company at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 A.M., New York City time, the third (fourth, if the pricing occurs after 4:30 P.M., New York City time, on any given day) full business day after the date hereof (unless postponed pursuant to Section 12), or at such other time not more than ten full business days thereafter as you and the Company shall determine. The time and date of such payment are hereinafter referred to as the Closing Date.

         Payment for any Additional Shares shall be made by wire transfer in immediately available funds to the Company or the Selling Shareholders, as the case may be, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 9:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred
to) as shall be designated in a written notice from you to the Sellers of their determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than 40 days after the date hereof, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

         Certificates for the Firm Shares and Additional Shares, if any, to be purchased by the Underwriters shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares, if any, will be made available in New York City for examination and packaging by you not later than 10:00 A.M., New York City time, on the business day prior to the Closing Date or Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares, if any, shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

         7. Conditions to the Underwriters' Obligations. The obligations of the Sellers and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

         The several obligations of the Underwriters hereunder are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, that there has not occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities as described in Section 7(a)(i) and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                  (c) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission.

                  (d) You shall have received on the Closing Date an opinion of Ropes & Gray, counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit A.

                  (e) You shall have received on the Closing Date an opinion of Lovell White Durrant, counsel to BEA UK and FEEL, dated the Closing Date, in the form attached hereto as Exhibit B.

                  (f) You shall have received on the Closing Date an opinion of Trenite Van Doorne, counsel to Royal Inventum, dated the Closing Date in the form attached hereto as Exhibit C.

                  (g) You shall have received on the Closing Date an opinion of James Bradley, counsel to the Selling Shareholders, dated the Closing Date in the form attached hereto as Exhibit D.

                  (h) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

                  (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche L.L.P., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (j) The "lock-up" agreements, in the form attached hereto as Exhibit E, between you and the officers and directors of the Company named in Schedule II hereto and delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (k) The Shares shall have been approved for quotation on the Nasdaq National Market by the National Association of Securities Dealers, Inc.

                  (l) You shall have received on the Closing Date certificates dated the Closing Date and signed by each of the Selling Shareholders or by the attorney-in-fact of the Selling Shareholders, to the effect that the representations and warranties of each such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that each such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (m) The Company shall have complied with the provisions of
         Section 8(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you shall have reasonably requested.

                  (n) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         8. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

                  (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 3:00 P.M. New York City time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

                  (f) To make generally available to the Company's security holders and to you, as soon as practicable but not later than 60 days after the end of the twelve-month period beginning at the end of the Company's fiscal quarter during which the effective date of the Registration Statement occurs, an earning statement of the Company covering such twelve-month period that satisfies the provisions of
         Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in paragraph (d) above, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., (v) all costs and expenses incidental to listing the Shares on Nasdaq, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this paragraph. It is understood, however, that except as provided in this Section , Section 8 and the third paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         9. Covenants of the Selling Shareholders. In further consideration of the agreements of the Underwriters herein contained, each of the Selling Shareholders severally and not jointly covenants as follows:

                  (a) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, to pay or cause to be paid
         (i) all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Shareholder and (ii) the fees, disbursements and expenses of counsel for such Selling Shareholder.

                  (b) Such Selling Shareholder has carefully reviewed the Registration Statement and will carefully review, promptly upon receipt, each amendment thereto provided to such Selling Shareholder. Such parts of the Registration Statement, including the tables and notes thereto, that specifically relate to such Selling Shareholder, and, to the best of the knowledge of such Selling Shareholder, the other portions of the Registration Statement, do not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. At any time during the period from the date hereof through the Closing Date, if there is any change in the information referred to in the preceding sentence relating to such Selling Shareholder, such Selling Shareholder will immediately notify the Company of such change.

                  (c) Such Selling Shareholder shall cooperate fully with the Company in supplying such information relating to such Selling Shareholder and the Shares as the Company may reasonably request for use in preparation of the Registration Statement and all other documents reasonably necessary or desirable in connection with the offering of Shares. In addition, such Selling Shareholder shall furnish to the Company (or, at the Company's request, to the Underwriters or other parties) such further certificates and documents confirming the representations and warranties contained herein, or with respect to related matters, as the Company may reasonably request.

         10.      Indemnity and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
         Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (b) The Company will indemnify and hold harmless each of the Selling Shareholders to the same extent that the Company indemnifies and holds harmless each Underwriter pursuant to the preceding paragraph; provided, however, the Company shall not be liable under this paragraph to the extent any losses, claims, damages or liabilities described in the preceding paragraph arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission based upon information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) Each Selling Shareholder agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Seller to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsection (a), (b), (c) or
         (d) of this Section 10, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) if the indemnifying party is the Company or a Selling Shareholder, the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) if the indemnifying party is an Underwriter or a Selling Shareholder, the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
         Section 20 of the Exchange Act and (iii) if the indemnifying party is the Company or an Underwriter, the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders, such firm shall be designated in writing by the person named as attorney-in-fact for the Selling Shareholders under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (f) If the indemnification provided for in subsection (a),
         (b), (c) or (d) of this Section 10 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table (and in the footnotes thereto) on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (g) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (h) The indemnity and contribution provisions contained in this Section 10 and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, or by or on behalf of the Selling Shareholders and (iii) acceptance of and payment for any of the Shares.

         11. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 4 be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you, the Company or (in the case of such a failure on the Option Closing Date) the Selling Shareholders shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Sellers shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                               Very truly yours,

                                               BE AEROSPACE, INC.

                                               By______________________________

                                               The Selling Shareholders named in
                                               Schedule III hereto

                                               By_______________________________

                                                        Attorney-in-Fact

Accepted as of the date first above written:

MORGAN STANLEY & CO.
     INCORPORATED
CS FIRST BOSTON CORPORATION
PAINEWEBBER INCORPORATED

Acting  severally on behalf of themselves
        and the several Underwriters
        named in Schedule I hereto.

By Morgan Stanley & Co.
         Incorporated

By__________________________

                                   SCHEDULE I

                                  Underwriters

                                                                  Number of
                                                                 Firm Shares
         Underwriter                                           To Be Purchased
         -----------                                           ---------------

Morgan Stanley & Co. Incorporated

CS First Boston Corporation

PaineWebber Incorporated
                                                              ------------------
Total Shares.................................................
                                                              ==================

                                   SCHEDULE II

                               Lock-up Agreements

Amin J. Khoury
Robert J. Khoury
Paul E. Fulchino
Marco C. Lanza
Thomas P. McCaffrey
Edmund J. Moriarty
Jeffrey P. Holtzman
G. Bernard Jewell
E. Ernest Schwartz
Arthur H. Lipton
Jim C. Cowart
Richard G. Hamermesh
Brian H. Rowe
Hansjoerg Wyss

                                  SCHEDULE III

                              Selling Shareholders

                                                           Number of
         Seller                                           Additional Shares
         ------                                           -----------------


         Sheila L. Palandjian                                     35,000

         PAP Stock Trust                                          10,000

         PLP Stock Trust                                          10,000

         LP Stock Trust                                           10,000
                                                                  ======
                                                                  65,000

                                    EXHIBIT A

                                     FORM OF

                             OPINION OF ROPES & GRAY

                            [Ropes & Gray Letterhead]

                                     [Date]

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY  10036

CS FIRST BOSTON CORPORATION
11 Madison Avenue
New York, NY  10010

PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, NY  10019

Ladies and Gentlemen:

                  We have acted as counsel for BE Aerospace, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of 4,000,000 shares of Common Stock, par value $.01 per share (the "Shares"). This opinion is furnished to you pursuant to Section 7(d) of the Underwriting Agreement dated December ___, 1996 (the "Underwriting Agreement") among the Company, the Selling Shareholders named in Schedule III thereto and the several Underwriters, including yourselves, named in Schedule I thereto (the "Underwriters") relating to the issuance and sale of the Shares. Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein with the meanings so defined.

                  We have attended the closing of the sale of Shares held today. We have examined signed copies of the registration statement on Form S-3 (Registration No. 333- 16235), filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on November 15, 1996, and of the amendment thereto filed by the Company with the Commission on

_____________, 1996 and copies of the related prospectuses (the registration statement as amended at the time when it became effective, including the information deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the rules and regulations of the Commission under the Securities Act, being hereinafter referred to as the "Registration Statement," and the final prospectus dated December ___, 1996 in the form in which it was filed pursuant to Rule 424(b) of the Commission under the Securities Act, being hereinafter referred to as the "Prospectus"); the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are incorporated by reference in the Registration Statement and the Prospectus (the "Incorporated Documents"); an executed copy of the Underwriting Agreement; and such other documents as we have deemed necessary as a basis for the opinions expressed herein. Additionally, we have relied upon oral advice from the staff of the Commission to the effect that the Registration Statement became effective on December ___, 1996. Except as otherwise specified herein, all references to the Registration Statement or the Prospectus include the Incorporated Documents and the exhibits and schedules thereto.

                  We express no opinion as to the laws of any jurisdiction other than those of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have made inquiries to the extent we believe reasonable with respect to such matters and have relied upon representations made by the Company in the Underwriting Agreement and representations made to us by one or more officers of the Company. Although we have not independently verified the accuracy of such representations we do not know of the existence or absence of any fact contradicting such representations. Any reference herein to "our knowledge," "known to us" or any variation thereof shall mean the actual knowledge of lawyers in this firm who have participated in our representation of the Company in connection with the preparation of the Registration Statement and the Prospectus. With respect to our opinion set forth in paragraphs 6(ii) and 7(iii) below, other than as specified therein we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. Each of the Company and Acurex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own or lease all assets owned or leased by it and conduct its business as described in the Prospectus. The Company has authority to issue, sell and deliver the Shares, to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The Company is qualified to transact business, and is in good standing as a foreign corporation, in California, Connecticut, Florida, Massachusetts, Minnesota, New Jersey and Washington;

the states of California, Connecticut, Florida, Minnesota, New Jersey and Washington being the only jurisdictions in the United States in which the Company has advised us that it owns or leases real property. Acurex is qualified to transact business, and is in good standing as a foreign corporation, in California and Florida; the states of California and Florida being the only jurisdictions in which the Company has advised us that Acurex owns or leases real property.

                  2. The authorized, issued and outstanding capital stock of the Company is as set forth in the Capitalization table in the Prospectus under the caption "Actual," except for issuances or forfeitures subsequent to the date of the information provided in such table, if any, pursuant to the Company's stock option plans. The Shares and the other shares of the Company's common stock, $.01 par value per share (together, the "Common Stock") issued and outstanding on this date as set forth in the certificate of the Company's Chief Financial Officer included in the documents delivered at the closing have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of Common Stock was issued in violation of any preemptive rights under the Delaware General Corporation Law or the Restated Certificate of Incorporation of the Company or, to the best of our knowledge, any preemptive rights pursuant to any contract to which the Company is a party or by which it is bound.

                  3. The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

                  4. The statements made (a) in the Prospectus under the captions "Business- Legal Proceedings," and "Description of Capital Stock" and
(b) in the Registration Statement in Item 15, in each case to the extent that they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information.

                  5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  6. To the best of our knowledge, (i) neither the Company nor Acurex is in violation of its certificate of incorporation or by-laws or in default in the performance of any obligation, agreement or condition in any agreement or instrument known to us to which the Company or Acurex is a party or by which either of them is bound and which default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole and (ii) except as set forth in the Prospectus under the captions "Risk Factors" and "Business - Legal Proceedings," neither the Company nor Acurex is in violation of any applicable law, rule or regulation, or, to our knowledge after having made inquiry of the Company, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, where such violation or default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

                  7. The execution and delivery of the Underwriting Agreement, the issuance and sale of the Shares and compliance by the Company with the terms of the Underwriting Agreement do not, and will not, result in any violation of, be in conflict with, constitute a default under, or result in the creation of a lien under, any term or provision of (i) the certificate of incorporation or by-laws of the Company or Acurex, (ii) any agreement or instrument known to us to which the Company or Acurex is a party or by which either of them or their properties is bound or (iii) any applicable law or regulation, or, to our knowledge after having made inquiry of the Company, any order, writ, injunction or decree of any jurisdiction, court or governmental instrumentality, except that we express no opinion as to state securities or "blue sky" laws and except that we express no opinion in this paragraph 7 as to compliance with the antifraud provisions of federal and state securities laws.

                  8. No authorization, approval, consent or license of any governmental or regulatory body, agency or instrumentality of the United States or any state thereof is required for the (i) valid issuance of the Shares, (ii) sale of the Shares to you as contemplated by the Underwriting Agreement or (iii) execution, delivery or performance by the Company of the Underwriting Agreement other than such as have been obtained, except that we express no opinion with respect to qualification under, or compliance with, any state securities or "blue sky" laws or the review of the underwriting arrangements pursuant to the rules of the National Association of Securities Dealers, Inc.

                  9. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  10. The Registration Statement became effective under the Securities Act on December ___, 1996; any required filing of the Prospectus and of any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, the Registration Statement is still effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act.

                  11. The Registration Statement and the Prospectus and each amendment or supplement thereto, excluding the documents incorporated be reference therein and except for financial statements and schedules included therein as to which we express no opinion, as of their respective effective or issue dates, complied as to form in all material respects with the Securities Act and the published rules and regulations of the Commission thereunder.

                  12. The Incorporated Documents (except for the financial statements and schedules included therein as to which we express no opinion), as of the dates they were filed with the Commission, comply as to form in all material respects to the requirements of the Exchange Act and the published rules and regulations of the Commission thereunder.

                  13. To the best of our knowledge, no legal or governmental proceedings are pending or threatened to which the Company or Acurex is a party or to which any of the properties of the Company or Acurex is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  We have not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or the Prospectus and, except with respect to the descriptions referred to in paragraphs 2, 3 and 4 above, we are not passing upon and do not assume any responsibility therefor. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, we have no reason to believe that (i) as of its effective date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as of the date hereof, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial or accounting information set forth or referred to in the Registration Statement or the Prospectus.

                  This opinion is furnished by us as counsel for the Company to you as Underwriters and is solely for the benefit of the Underwriters.

                                                Very truly yours,

                                                Ropes & Gray

                                    EXHIBIT B

                                     FORM OF

                         OPINION OF LOVELL WHITE DURRANT

                        [Lovell White Durrant Letterhead]

                                                                          [Date]

MORGAN STANLEY & CO. INCORPORATED

1585 Broadway
New York, NY  10036

CS FIRST BOSTON CORPORATION

11 Madison Avenue
New York, NY  10010

PAINEWEBBER INCORPORATED

1285 Avenue of the Americas
New York, NY  10019

Ladies and Gentlemen:

BE AEROSPACE (UK) LIMITED AND FLIGHT EQUIPMENT AND ENGINEERING LIMITED

 1. We have acted as English legal advisers to BE Aerospace (UK) Limited (formerly Flight Equipment and Engineering Limited), a company registered in England and Wales under registered number 516846, the registered office of which is located at Nissen House, Grovebury Road, Leighton Buzzard, Bedfordshire ("BEA(UK)"), since its acquisition by BE Aerospace, Inc. (formerly BE Avionics, Inc.) (the "Issuer") on 2 April, 1992. We have also acted as English legal advisers to Flight Equipment and Engineering Limited, a company registered in England and Wales under registered number 1417308, the registered office of which is located at Nissen House, Grovebury Road, Leighton Buzzard, Bedfordshire ("FEEL"), 2 April, 1992. We have been asked by the Issuer, a Delaware corporation, to provide this opinion in connection with the issue and sale by the Issuer of 4,000,000 shares of Common Stock, par value $.01 per share (the "Shares"). We have been provided with copies of:-

         (a) the Registration Statement dated _________, 1996, and amendments thereto dated _________ and _____________, respectively, related to the Shares;

         (b)      the Prospectus dated ____________ 1996, related to the Shares;

         (c) the underwriting agreement dated as of _________, 1996, among the Issuer, Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule I thereto and the selling shareholders named in Schedule III thereto relating to the issue and sale of the Shares (the "Underwriting Agreement");

 2. We understand that this opinion is required by you pursuant to Section 7(e) of the Underwriting Agreement.

 3. For the purposes of giving this opinion, we have examined the following documents relating to each of BEA(UK) and FEEL:-

          (a) Statutory Books, including the Register of Members and the Minutes of board meetings and general meetings of the shareholders contained therein;

          (b) copies of the Memorandum and Articles of Association and Certificate of Incorporation; and

          (c) Certificates of good standing issued by the Registrar of Companies on _________, 1996, copies of which are annexed hereto marked "A".

 4. We have carried out a search of microfiches relating to each of BEA(UK) and FEEL supplied to us by the Companies Registration Office on _________, 1996, timed at _______ which revealed no order or resolution to wind up either BEA(UK) or FEEL and no notice of the appointment of an administrator or receiver of either BEA(UK) or FEEL. We have also carried out a search at the Central Registry of Winding Up Petitions, London on _________, 1996, which shows no pending petition to wind up either BEA(UK) or FEEL. We have not conducted any further search, or any search in any District Registry of the High Court where winding-up and administration petitions may also be presented in certain cases, and accordingly this opinion is given on the assumption that such searches (if made) would not reveal any circumstances which would require amendment of this opinion.

 5. Except for the documents listed in paragraph 3 above, we have not examined for the purposes of this opinion any contracts or other documents entered into by or affecting either BEA(UK) or FEEL or any corporate records of either BEA(UK) or FEEL. We have not made any other enquiries or searches concerning either BEA(UK) or FEEL

         (whether within this firm or otherwise), except as mentioned in paragraph 4 above. For the purposes of this opinion, we have relied as to factual matters upon certificates of officers and directors of the Issuer and of BEA(UK) and FEEL and have relied on representations made by the Issuer in the Underwriting Agreement.

6. This opinion is given only with respect to English law in force at the date of this letter as applied by English Courts and is given on the basis that it will be governed by and construed in accordance with English law. No opinion is expressed or implied as to the laws of any other territory.

7. This opinion is based on the assumptions set out in the appendix to this letter, which we have taken no steps to verify independently.

8. Based upon and subject to the foregoing, and subject as stated herein and to any matters not disclosed to us, we are of the opinion that:-

         (a) each of BEA(UK) and FEEL is duly incorporated under the Companies Act 1948 as a private company with limited liability under English law, is validly existing under English law and has the necessary corporate power under the Companies Act 1985 and 1989 and its Memorandum and Articles of Association to conduct its business and to own, lease and operate its properties as described in the Prospectus at pages ____ (copies of which are annexed hereto marked "B");

         (b) as reflected in the register of members of BEA(UK), the Issuer is the registered holder of the 500,000 issued ordinary shares of (pound)1 each of BEA(UK) and the 380,000 shares issued cumulative redeemable preference shares of (pound)1 each of BEA(UK). Pursuant to Section 361 Companies Act 1985, the register of members of a company (as defined in that Act) is prima facie evidence of any matters which are by that Act directed or authorised to be inserted in it, and of legal ownership of shares;

         (c) as reflected in the register of members of FEEL, BEA(UK) is the registered holder of the 100 issued ordinary shares of (pound)1 each of FEEL. Pursuant to Section 361 Companies Act 1985, the register of members of a company (as defined in that Act) is prima facie evidence of any matters which are by that Act directed or authorised to be inserted in it, and of legal ownership of shares;

         (d) in the absence of any circumstance by which a member of a company limited by shares (as defined in the Companies Act
                  1985) may become liable for the company's debts, the liability of the member (including, with respect to BEA(UK), the Issuer or with respect to FEEL, BEA(UK)) for such debts will be limited to the par value of the shares held and any premium agreed to be paid, to the extent that such amounts have not been paid by any previous holder of those shares. According to the register of members of each of BEA(UK) and FEEL, the search of microfiches relating to each of BEA(UK) and FEEL referred to in paragraph 4 above and the certificates of the officers and directors of the Issuer, BEA(UK) and FEEL, but having made no other enquiry, investigation or verification, we are of the opinion that the issued ordinary shares of (pound)1 each in BEA(UK) and FEEL are fully paid;

         (e) the issued cumulative redeemable preference shares of (pound)1 each of BEA(UK) have been duly authorised, validly issued and fully paid;

         (f) the issued cumulative redeemable preference shares of (pound)1 each of BEA(UK) were not issued in violation of any pre-emptive rights under statute or under the Memorandum and Articles of Association of BEA(UK);

         (g) none of the following will result in any breach of the Memorandum and Articles of Association of either of BEA(UK) or FEEL:-

                  (i) the execution and delivery by the Issuer of the Underwriting Agreement, the consummation by the Issuer of the transactions therein contemplated and the compliance by the Issuer with its terms; and

                  (ii) the issue and delivery by the Issuer of the Shares as contemplated by the Prospectus;

         (h) the matters referred to in paragraph 8(g)(i) and (ii) above do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either BEA(UK) or FEEL under:-

                  (i)      any existing English law, rule or regulation; or

                  (ii) to our knowledge (based solely upon written notification by BEA(UK) and FEEL) and on the basis of the certificates of the officers and directors of BEA(UK), FEEL and the Issuer, any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over BEA(UK) or FEEL or any of their properties.

9. This opinion is addressed to you in connection with the Issue. It is given for your benefit for the purpose of the issue of the Shares only, and may not be disclosed or quoted to or relied upon by any other person, without our prior written consent in each specific case, or used for any other purpose. No person (other than you) into whose possession a copy of this opinion may come may rely on this opinion without our express written consent addressed to him.

Yours faithfully

Lovell White Durrant

                               Appendix to Opinion

In this opinion letter, we have assumed that:-

(a) All documents submitted to us as originals are authentic and complete and all signatures and seals are genuine.

(b) All documents supplied to us as photocopies or facsimile transmitted copies or other copies conform to the originals and such originals are authentic and complete.

(c) All documents, forms, notices and information which should have been delivered to the Companies Registration Office and the Central Registry of Winding Up Petitions on behalf of or relating to the Company have been so delivered and the file of records maintained at the Companies Registration Office and the Central Registry of Winding Up Petitions concerning the Company, and reproduced on microfiche for public inspection or disclosed to us orally, was complete, accurate and up-to-date at the time of the respective searches referred to in paragraph 4 of this opinion letter and there has been no change in the information filed or the oral disclosure made since the date on which those searches were made.

(d) All documents dated earlier than the date of this opinion letter on which we have expressed reliance remain accurate, complete and in full force and effect at the date of the opinion letter.

(e) Neither BEA(UK) nor FEEL has passed a resolution for its winding-up and no proceedings have been instituted or steps taken for the winding-up of BEA(UK) or FEEL or the appointment of an administrator or receiver in respect of all or any assets of BEA(UK) or FEEL.

(f) No law (other than English law) affects any of the conclusions stated in this opinion letter.

(g) The resolutions contained in the minutes referred to in paragraph 3(a) of this opinion letter were duly passed at a properly convened, constituted and conducted meeting of duly appointed directors and shareholders, respectively, of the Company at which all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote); such resolutions have not been amended or rescinded and are in full force and effect; and the minutes of such meetings referred to in paragraph 3(a) of this opinion letter are a true record of the proceedings at such meetings.

(h) The certificates of the officers and directors of the Issuer and BEA(UK) and FEEL provided for the purposes of this opinion letter are true and accurate in all respects.

                                    EXHIBIT C

                                     FORM OF
                          OPINION OF TRENITE VAN DOORNE

                         [Trenite van Doorne Letterhead]

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY  10036

CS FIRST BOSTON CORPORATION
11 Madison Avenue
New York, NY  10010

PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, NY  10019

                                                Rotterdam, [   ] _________ 1996

Ladies and Gentlemen:

Re:      Royal Inventum Company B.V.

We have acted as legal advisers in The Netherlands to BE Aerospace (Netherlands) B.V. ("BEAN"), Koninklijke Fabriek Inventum B.V. ("KFI") and BE Aerospace (Sales and Services) B.V. ("BEASS"), which companies have their registered office at Galvanibaan 5, 3439 MG Nieuwegein, The Netherlands, for the purpose of rendering an opinion on certain matters of Netherlands law in connection with the issue and sale by BE Aerospace Inc. of 4,000,000 shares of Common Stock, par value $.01 per share (the "Shares"). We understand that this opinion is required by you pursuant to Section 7(f) of the underwriting agreement dated as of _________, 1996, among the Issuer, Morgan Stanley & Co. Incorporated, as representative of the several underwriters named in Schedule I thereto and the selling shareholders named in Schedule III thereto relating to the issue and sale of the Shares.

For the purposes of this opinion, we have examined and relied only on the following documents:

(a) a copy of the Registration Statement dated _________, 1996, and amendments thereto dated _________ and _____________, respectively, related to the Shares;

(b) a copy of the Prospectus dated ____________ 1996, related to the Shares;

(c) a copy of the notarial deed of incorporation of BEAN, KFI and BEASS dated 28 April 1993, 20 May 1915 and 20 August 1990 respectively (the "Deeds of Incorporation");

(d) a copy of the articles of association (as amended) of BEAN and KFI dated 20 May 1994 and of BEASS, dated 11 January 1995 (the "Articles of Association");

(e) a copy of the register of shareholders of BEAN, KFI and BEASS respectively (the "Shareholders Registers");

(f) an extract dated ____________ 1996 (updated by a computer generated extract dated [_________]) from the Commercial Register
         (Handels-register) in Utrecht, The Netherlands in respect of BEAN, KFI and BEASS respectively (the "Extracts");

(g) two notarial deeds of transfer of shares in the share capital of BEASS dated 22 September 1994 (the "Deeds of Transfer");

(h) a notarial deed of transfer of shares in the share capital of KFI dated 29 April 1993 (the "Deed of Transfer KFI")

The documents referred to in paragraphs (a) to (h) inclusive above are hereinafter referred to as the "Certificates".

In connection with such examination and in giving this opinion, we have assumed:

(i) the genuineness of all signatures to all Documents and Certificates, the authenticity and completeness of all Documents and Certificates submitted to us as originals, the completeness and the conformity to the original documents of all Documents and Certificates submitted to us as copies and the authenticity of such original documents;

(ii) the legal capacity (handelingsbekwaamheid) of the natural persons acting on behalf of any of the parties, the due incorporation and valid existence of, the power, authority and legal rights of, and the due authorization and execution of each of the Documents by, each of the parties thereto under any applicable law to execute the Documents to which it is a party and to perform its obligations thereunder;

(iii) the due compliance with all matters of, and the validity, binding effect and enforceability of each of the Documents under any applicable law other than Netherlands law;

(iv) the accuracy, validity and binding effect of the Certificates and the matters certified or evidenced thereby at the date hereof (and any other relevant date); and

(v) the due execution by the parties thereto of the Documents, submitted to and examined by us in draft, in the form of such drafts.

This opinion shall be governed by and construed in accordance with Netherlands law and is given only with respect to Netherlands law in effect on the date of this opinion. We have not investigated and express no opinion as to the law of any jurisdiction other than The Netherlands, the completenes or accuracy of any representations or warranties made by the parties to the Documents in relation to BEAN, KFI or BEASS respectively, any matters of fact, tax law, anti-trust law or international law, including, without limitation, the law of the European Community (except to the extent that such representations, warranties and matters of fact and law are explicitly covered by the opinions below). No opinion is given on any commercial, accounting or non-legal matters or on the ability of the parties to the Documents to meet their financial or other obligations thereunder. We have assumed that any foreign law which may apply with respect to the Documents or the transactions contemplated thereby and any document not examined by us does not affect this opinion.

Based on and subject to the foregoing, and subject to the qualifications set out below, we express the following opinions:

1 Each of BEAN, KFI and BEASS is a closed company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), duly incorporated and validly existing under the laws of The Netherlands.

2 According to the deed of incorporation and the shareholders register of BEAN, BE Aerospace Inc. ("BEAI"), with registered office at 1400 Corporate Center Way, Wellington, Florida 33414, U.S.A., is the registered holder of 36 (thirty six) issued ordinary registered shares, with a par value of NLG 1,000 each, and BE Aerospace (USA) Inc. ("BEAU"), with registered office at 1400 Corporate Center Way, Wellington, Florida 33414, U.S.A., is the registered holder of 4 (four) issued ordinary registered shares, with a par value of NLG 1,000 each, in the issued share capital of BEAN consisting of 40 shares.

3 According to the shareholders register of KFI and the Deed of Transfer KFI, BEAN is the registered holder of 5,584 (five thousand five hundred and eighty-four) issued ordinary registered shares, with a par value of NLG 500 each, in the issued share capital of KFI consisting of 5604 shares.

4 According to the shareholders register of BEASS and the Deeds of Transfer, BEAN is the registered holder of 40 (forty) shares, with a par value of NLG 1,000 each, in the issued share capital of BEASS consisting of 40 shares.

5 In the absence of any circumstance by which a shareholder of a closed company with limited liability (een besloten vennootschap met beperkte aansprakelijkheid) may become liable for the company's debts, the liability of BEAN, as shareholder of KFI and BEASS, will be limited to the obligation to fully pay the par value of the shares held and any share premium agreed to be paid, to the extent that such amounts have not been paid. Pursuant to the Articles of Association, BEAI and BEAU, as shareholders of BEAN, are each personally liable for everything performed in the name of BEAN. According to the Shareholders Registers and the Extracts, but having made no other enquiry, investigation or verification, the par value of the issued ordinary shares in BEAN, KFI and BEASS is fully paid.

6. The execution and delivery by the Issuer of the Documents and, where appropriate, the consummation by the Issuer of the transactions therein contemplated and the compliance by the Issuer with its terms will not result in any conflict with rules of Netherlands law or in any breach of the articles of association of either BEAN or KFI.

The opinions expressed above are subject to the following qualifications:

(A) Our opinions expressed herein are subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the protection or enforcement of priorities and creditors' rights generally, including, without limitation, those governing the avoidance and/or validity of transactions entered into and securities created at a time when a company is, or may in consequence thereof become, unable to pay its debts.

(B) We have assumed that the Extracts fully and accurately reflect the corporate status and position of BEAN, KFI and BEASS respectively. It is noted, however, that the Extracts may not completely and accurately reflect such status and position insofar as there may be a delay between the taking of a corporate action (such as the issuance of shares, the appointment or removal of a director, a winding-up (ontbinding) or suspension of payment resolution or the making of a court order, like a winding-up, suspension of payment or bankruptcy order) and the filing of the necessary documentation at the Commercial Register and a further delay between such filing and an entry appearing on the file of the relevant party at the Commercial Register.

(C) There is no public register of shares in The Netherlands. In respect of the title to shares in the share capital of BEAN, KFI and BEASS respectively per the date of this opinion, we have compared the deed of incorporation of BEAN with the shareholders register of BEAN, the Deed of Transfer KFI with the shareholders register of KFI and the Deeds of Transfer with the shareholders register of BEASS and established the consistency of each of these Certificates. The absence of any registration in the Shareholders Registers of any subsequent transfer of title to the shares of BEAN, KFI or BEASS (as the case may be) is, however, no conclusive evidence that any such subsequent transfer of title has not occurred.

(D) We have assumed that the difference between the total number of shares issued in the share capital of KFI and the number of shares held by BEAN, as reflected in the shareholders register of KFI, is explained by the fact that at conversion of the company of KFI from a company limited by shares (naamlose vennootschap) into a closed company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on 2 March 1992, not each holder of shares has offered its shares in order to be registered as a shareholder of the company, as converted. Pursuant to section 2:183, subsection 4, of the Dutch Civil Code, after conversion a shareholder is not able to exercise the rights pertaining to the shares as long as the shareholder has not been registered in the shareholders register of the company. A holder of shares that has not offered his shares at conversion in order to be registered as a shareholder, does not forfeit the right to be registered as a shareholder still after conversion. If such holder(s) of shares represent(s) less than 5% of the issued share capital, the shareholder owning title to at least 95% of the issued share capital has the right to institute a claim against the joined other holders of shares for transfer of their shares to him pursuant to section 2:201a of the Dutch Civil Code.

This opinion is solely for your benefit in this particular matter and the context specified herein and no opinion may be inferred or implied beyond that expressly stated herein. It may not be, without our prior written consent, transmitted or otherwise disclosed to, or relied upon by, others, referred to in any other matter or context whatsoever, or be quoted or made public in any way, save for disclosure to your legal advisors.

Yours faithfully,

Trenite van Doorne

                                    EXHIBIT D

                                     FORM OF
                            OPINION OF JAMES BRADLEY

                           [ ____________ Letterhead]

                                     [Date]

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, NY  10036

CS FIRST BOSTON CORPORATION
11 Madison Avenue
New York, NY  10010

PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, NY  10019

Ladies and Gentlemen:

                  We have acted as counsel for ______________ (the "Selling Shareholders") and are rendering this opinion pursuant to Section 7(g) of the Underwriting Agreement dated ___________ 1996 (the "Underwriting Agreement") among BE Aerospace, Inc. (the "Company"), the several underwriters (the "Underwriters") named in Schedule I of the Underwriting Agreement and the Selling Shareholders. Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein with the meanings so defined.

                  In connection with our opinion herein, we have examined copies of the Underwriting Agreement, each of the Irrevocable Power of Attorney and Custody Agreements dated _________ 1996 (the "Irrevocable Power of Attorney and Custody Agreements") between each Selling Shareholder, the Company and ___________, and such other documents as we have deemed necessary as a basis for the opinions expressed herein.

                  In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  We express no opinion as to the laws of any jurisdiction other than __________, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

                  Based upon the foregoing, we are of the opinion that:

         (i) the Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

         (ii) the execution and delivery by each of the Selling Shareholders of, and the performance by each of the Selling Shareholders of its obligations under, the Underwriting Agreement and the Irrevocable Power of Attorney and Custody Agreements will not contravene any provision of applicable law or, to the best of our knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under the Underwriting Agreement or the Irrevocable Power of Attorney and Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

         (iii) each of the Selling Shareholders has valid and marketable title, free and clear of all security interests, claims, liens, equities and other encumbrances, to the Options and, upon exercise of the Options on the Option Closing Date, will have valid and marketable title, free and clear of all security interests, claims, liens, equities and other encumbrances, to the Shares to be sold by such Selling Shareholder pursuant to the Underwriting Agreement;

         (iv) the Irrevocable Power of Attorney and Custody Agreements have been duly authorized, executed and delivered by each of the Selling Shareholders and are valid and binding agreements of the Selling Shareholders and are enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; and

         (v) delivery of the Shares to be sold by each of the Selling Shareholders pursuant to the Underwriting Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

                  This opinion is furnished by us as counsel for the Selling Shareholders to you as Underwriters and is solely for the benefit of the Underwriters.

                                                          Very truly yours,


                                                         --------------------

                                    EXHIBIT E

                            FORM OF LOCK-UP AGREEMENT

                                Lock-up Agreement

                                                               December __, 1996

Morgan Stanley & Co. Incorporated
CS First Boston Corporation
PaineWebber Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Ladies and Gentlemen:

                  The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley"), as Representative of the several Underwriters, proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with BE Aerospace, Inc., a Delaware corporation (the "Company") and certain shareholders of the Company (the "Selling Shareholders") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (provided that such shares or securities are either now owned by the undersigned or are hereafter acquired prior to or in connection with the Public Offering), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of any Shares to the Underwriter pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and the Underwriters.

                                               Very truly yours,


                                               --------------------------------
                                               (Name)


                                               --------------------------------
                                               (Address)